                                EXHIBIT 1 A (10)

                            FORM OF APPLICATION FOR
                 GROUP VARIABLE UNIVERSAL LIFE INSURANCE POLICY

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                             HARTFORD, CONNECTICUT
                         (HEREIN CALLED "THE COMPANY ")

           APPLICATION FOR [GROUP VARIABLE UNIVERSAL LIFE INSURANCE]

APPLICATION is hereby made to the Company for group Policy No.XXXXX by [ABC Company].

This Application is attached to and made a part of the group Policy.

Said group Policy is hereby approved and the terms thereof are hereby accepted by the Policyholder.

The group Policy will be effective on [XX/XX/XX, provided the minimum participation requirement is met].

This Application is executed in duplicate; one counterpart being attached to said group Policy and the other being returned to the Company.

It is agreed that this Application supersedes any previous application for said group Policy.

                                 [ABC COMPANY]

Signed at [           XYZ State           ]     by
          ---------------------------------        -------------------------
                                 (Signature and Title)
On [                      ]               Witness [                      ]
    ----------------------                         -----------------------

                (Licensed Resident Agent where required by law)
--------------------------------------------------------------------------------
                   THIS COPY TO REMAIN ATTACHED TO THE POLICY
XX40046(Rev)
*****************************************************************************

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                             HARTFORD, CONNECTICUT
                         (HEREIN CALLED "THE COMPANY ")

            APPLICATION FOR GROUP VARIABLE UNIVERSAL LIFE INSURANCE

APPLICATION is hereby made to the Company for group Policy No.XXXXX by [ABC Company].

This Application is attached to and made a part of the group Policy.

Said group Policy is hereby approved and the terms thereof are hereby accepted by the Policyholder.

The group Policy will be effective on [XX/XX/XX, provided the minimum participation requirement is met].

This Application is executed in duplicate; one counterpart being attached to said group Policy and the other being returned to the Company.

It is agreed that this Application supersedes any previous application for said group Policy.

                                 [ABC COMPANY]

Signed at [           XYZ State           ]     by
           -------------------------------         --------------------------
                               (Signature and Title)
On [                      ]               Witness [                       ]
    ----------------------                         -----------------------

                (Licensed Resident Agent where required by law)
--------------------------------------------------------------------------------
                    THIS COPY TO BE RETURNED TO THE COMPANY
XX40046(Rev)

GROUP VARIABLE UNIVERSAL LIFE INSURANCE (GVUL)                      Connecticut General Life Insurance Company
APPLICATION                                                         a CIGNA company
                                                                    -----------------------------------------------------------
                                                   Mail to:         [Customer Service Center]                      [CIGNA LOGO]
                                                                    [P.O. Box _______]
(COMPANY NAME/LOGO)                                                 [Lehigh Valley, PA  18002-0161]
                                                                    [1-800-828-3485]

[GROUP POLICY #] [BILLING LOCATION #]
[WORK STATION #] [APPLICATION #]
                                                   Please refer to instructions while completing this form.


EMPLOYEE INFORMATION
--------------------------------------------------------------------------------------------------------------------------------
Social Security Number            Date of Birth              Date of Hire                      Annual Salary
___/__/____                                ______/____/____          ______/____/____
                                           MONTH  DAY  YEAR          MONTH  DAY  YEAR
--------------------------------------------------------------------------------------------------------------------------------
Name             LAST             FIRST                      M.I.    Sex                       [Employee] Number

                                                                     / / Male   / / Female
--------------------------------------------------------------------------------------------------------------------------------
Home Address              NO.     STREET                            CITY                         STATE        ZIP CODE

--------------------------------------------------------------------------------------------------------------------------------
State of Residence                Telephone:  Home (   )    -       Application Type (Check one box)
                                              Work (   )    -        / /  Initial/Open Enrollment
--------------------------------------------------------------       / /  New Hire            / /  Late Entrant
                                 --------------------                / /  Reinstatement
Personal Identification Number   |   |    |    |    |
                                 --------------------
(Select a 4-digit number and enter in boxes.)
--------------------------------------------------------------------------------------------------------------------------------

AUTHORIZATION/WAIVER

         (Check one box)

         / / [I authorize my employer to make the appropriate payroll deductions for the coverage as specified below and to release salary or other necessary information to the administrators of this program.] I authorize the Customer
                 Service Center to accept my telephone orders for investment transfers, requests for changes, loans, withdrawals, as allowed by law. The Connecticut General Life Insurance
                 Company will not be legally responsible for any liability if acting in good faith upon any change in allocation instructions given by telephone, or for the authenticity of such instructions.

         / /     I certify that I have been given the opportunity to enroll for the Group Variable Universal Life Insurance Program and,
                 after careful consideration, have decided not to enroll at this time.
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EMPLOYEE COVERAGE
COMPLETE IF ELECTING EMPLOYEE COVERAGE             [Existing ___________ Coverage:  $XXX,XXX]
I wish to select the following insurance
amount (check one):                                [ / /1x   / /2x  / /3x    / /4x   / /5x    Annual Salary]

I elect to contribute $________________________________ each month to my Cash Value Accumulation Fund.
                          (EXAMPLE: $25, $50, $100, ETC.)
[/ / I elect the Automatic Salary Increase Feature.]                                [/ / I elect the Accidental Death Benefit
                                                                                         for myself.]

[/ / I elect the Accelerated Payment Benefit for myself.]

[Have you smoked cigarettes or used other forms of tobacco in the last 12 months?   / / Yes    / / No]
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SPOUSE COVERAGE

COMPLETE IF ELECTING SPOUSE COVERAGE             I am currently married and my date
                                                 of marriage is: ______/____/____
                                                                 MONTH  DAY  YEAR

Indicate insurance amount for spouse [(in increments
of $10,000)]:  $______________________
                [(MAXIMUM OF $50,000)]
I elect to contribute $_________________________ each month to my spouse's Cash Value Accumulation Fund.
                       (EXAMPLE: $25, $50, $100, etc.)

[/ / I elect the Accelerated Payment Benefit for my spouse.]                        [/ / I elect the  Accidental Death Benefit
                                                                                         for my spouse.]

[Has your spouse smoked cigarettes or used other forms of tobacco in the last 12 months?  / / Yes    / / No]

--------------------------------------------------------------------------------------------------------------------------------
Name of Spouse            LAST             FIRST            M.I.         Spouse Sex

                                                                         / / Male         / / Female

--------------------------------------------------------------------------------------------------------------------------------
Spouse Social Security Number              Spouse Date of Birth

_____/__/____                                               ______/____/_____
                                                            MONTH  DAY  YEAR
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CHILD(REN)

COMPLETE IF ELECTING DEPENDENT CHILD(REN) COVERAGE

I currently have eligible dependent child(ren) and elect the following amount of coverage.

         [/ / $5,000 coverage     or    / / $10,000 coverage]
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[EXISTING COVERAGE]

[You have the option to continue or        / / Continue or  / / Cancel CIGNA GUL coverage for yourself
                                                        --
cancel your CIGNA Group Universal          / / Continue or  / / Cancel CIGNA GUL coverage for your spouse
                                                        --
Life (GUL) coverage.  Please indicate      / / Cancel your CIGNA GUL and rollover your cash value to your new
if you wish to:                                GVUL plan.
                                           / / Cancel spouse CIGNA GUL and rollover cash value to
                                               his/her new GVUL plan.]
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XX-605489                            CATALOG NUMBER: GVUL [Generic Personalized]

                                                                               07-27-95

FOR AMOUNTS EXCEEDING THE GUARANTEED ISSUE AMOUNT

Please complete these questions if your, or your spouse's, selection exceeds the coverage available without providing medical proof of good health.

During the last five years - Have you or your spouse been diagnosed with, or received
--------------------------
treatment by/from a member of the medical profession for, any conditions listed in questions         EMPLOYEE          SPOUSE
A-F?  Please circle the condition in the question for which you have been treated.                   Yes   No         Yes   No
                                                                                                     ---   --         ---   --
A.  Cancer, leukemia, Hodgkin's disease, tumor or other malignancies?                                / /  / /         / /   / /
B.  Heart disease, stroke, elevated blood pressure, chest pain or other cardiovascular diseases?     / /  / /         / /   / /
C.  Mental, emotional or nervous disorder, diabetes, disease or disorder of the thyroid,             / /  / /         / /   / /
    nervous system, lungs, kidneys or liver?
D.  Alcohol and/or drug addiction/abuse?                                                             / /  / /         / /   / /
E.  1)  If you reside in Georgia, Michigan or North Carolina, please answer:  Chronic pneumonia,     / /  / /         / /   / /
        enlarged lymph nodes, unexplained weight loss, venereal disease or AIDS (Acquired
        Immune Deficiency Syndrome)?
    2)  If you reside in any other state, please answer:  Chronic pneumonia, enlarged lymph          / /  / /         / /   / /
        nodes, unexplained weight loss, venereal disease, immume system disorder, AIDS
        (Acquired Immume Deficiency Syndrome) or ARC (AIDS-Related Complex)?
F.  Any other condition for which you have been tested, treated, or told to get treatment, and/      / /  / /         / /   / /
    or to change or curtail your usual activities?
EMPLOYEE:    Height            Weight               SPOUSE:   Height           Weight
                   ----------         -----------                    --------          --------
Give details below for those questions to which you answered yes.

     Name of Employee/Spouse                   Condition          Date Occurred              Duration       Current Status
     -----------------------                   ---------          -------------              ---------      --------------

----------------------------------------------------------------------------------------------------------------------------------
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Check here / / if additional space is required.  Complete and attach a separate sheet of paper.  Please sign and date the attachment.
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

INVESTMENT SUITABILITY

Please complete the following.  State and federal laws require inquiry
------------------------------
concerning the financial profile of variable insurance applicants. The applicant(s) must supply this information to determine the suitability of this product and their investment choices for them.

                                                                                                                      Yes   No
                                                                                                                      ---   --
1.  Did you receive the prospectus for the Group Variable Universal Life Insurance Policy?                            / /   / /
2.  Do you understand that this Group Variable Universal Life Insurance Policy is primarily a life insurance          / /   / /
    policy, and have you carefully evaluated your need for life insurance, seeking assistance if needed?
3.  Do you understand that the cash value, and the benefits provided under the plan, vary dependent                   / /   / /
    upon the investment experience of the separate account, and that the cash value may decrease, potentially causing a lapse in the certificate and resulting loss of life insurance coverage?
4.  Do you have experience in investing in mutual funds, stocks, or other investments, which do not                   / /   / /
    guarantee the return of the funds invested?
5.  Please indicate your annual household income:          / /  Under $25,000       / /  $25,000 to $50,000
                                                           / /  $50,000 to $75,000  / /  $75,000 and Over
6.  Please indicate your tolerance for investment risk:    / /  Low Risk    / / Moderate Risk   / / High Risk
7.  Which of the following risk profiles describe(s)           / / Conservative Income/Safety of Principal
    the investment goal that most closely                      / / Income/Principal Growth
    corresponds to your tolerance for risk?                    / / Conservative Growth/Total Return
    (Check appropriate box(es)).                               / / Moderate Growth
                                                               / / Aggressive Growth
8.  Have you chosen funding options consistent with your risk tolerance?                                              / /   / /
9.  Have you determined that investment in a group variable universal life insurance plan is appropriate              / /   / /
    after reviewing your other investmnents (e.g., savings, real estate, insurance cash values, business interests, retirement funds [including 401(k) plans], mutual funds, stocks, bonds, etc.)?
10. Have you reviewed the premimum (including cost of insurance requirements for spouse, dependent and                / /   / /
    optional coverages) and administrative expense requirements for the Group Variable Universal Life
    Insurance policy to determine that the ongoing premium requirements will be appropriate expenditures relative to your annual household income, budget and investment goals?

                                                                                                                        07-26-95

INVESTMENT ALLOCATION


                                                                                                     EMPLOYEE      SPOUSE
Please indicate how you want your, and/or your                Your Options:                          --------      ------
spouse's, net premium payment allocated among                                         FIXED FUND
the following funds.  Allocations must be in                                          ----------
whole numbers, in increments of 5%, and must                         CIGNA Fixed Interest Account            %           %
total 100%.  Minimum allocation for any one                                                          --------      ------
fund is 5%.                                                                       VARIABLE FUNDS
                                                                                  --------------
IMPORTANT: To prevent certificate lapse if vari-            CIGNA Variable Products Money Market             %           %
able fund performance declines, you may want                                                         --------      ------
to allocate the cost of insurance portion of your
premium to the Fixed Interest Account.                     Fidelity VIP II Investment Grade Bond             %           %
                                                                                                     --------      ------
If no allocation is indicated, 100% of your cash
value accumulation will be allocated to the                        Fidelity VIP II Asset Manager             %           %
Fixed Interest Account.                                                                              --------      ------

                                                                   CIGNA Variable Products Index             %           %
                                                                                                     --------      ------

                                                                      Fidelity VIP Equity Income             %           %
                                                                                                     --------      ------

                                                                                      TCI Growth             %           %
                                                                                                     --------      ------

                                                                           Fidelity VIP Overseas             %           %
                                                                                                     --------      ------

                                                                                           TOTAL        100  %      100  %
                                                                                                     --------      ------


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BENEFICIARY(IES)

Designate Beneficiary(ies)

If there is no beneficiary designated, or no surviving beneficiary, benefits will be paid to the first survivng class of the following classes of beneficiaries: 1) Spouse; 2) Child(ren); 3) Parents; 4) Siblings
(brothers/sisters); 5) Owner's Estate.

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
FOR EMPLOYEE COVERAGE                                                      FOR COMMUNITY PROPERTY STATES

---------------------------------        --------------------              ---------------------------------------------------------
NAME OF PRIMARY BENEFICIARY              RELATION TO EMPLOYEE              SPOUSE SIGNATURE
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FOR SPOUSE COVERAGE*                                                       FOR CHILD(REN) COVERAGE*

-----------------------------------      --------------------              -------------------------------   --------------------
NAME OF PRIMARY BENEFICIARY              RELATION TO EMPLOYEE              NAME OF PRIMARY BENEFICIARY       RELATION TO EMPLOYEE
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* The employee is the beneficiary unless otherwise designated above.
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

CERTIFICATION/SIGNATURES

I HAVE READ THE ENROLLMENT MATERIAL describing the Group Variable Universal Life Insurance Policy. I understand that my statement and answers above are representations. To the best of my knowledge and belief, that are true and complete. These representations are the basis of my application, I understand that coverage in an amount that exceeds the Guaranteed Issue Amount is subject to approval by the Insurance Company. Additional medical information may be required to approve certain amounts of coverage.

I also understand that I am responsible to report to the Insurance Company any change in my health prior to the effective date of my coverage, and that no coverage, will become effective unless I am insurable and actively at work on the effective date. I certify the I have read the section entitled MEDICAL UNDERWRITING CERTIFICATION AND DISCLOSURE STATEMENT (see next page) and, to the best of my knowledge, all the information on this applications true and complete and that I am actively at work (not disabled). I understand that there is a minimum participation requirement and that the policy may be cancelled if that minimum is not met.

I UNDERSTAND THAT THE BENEFITS AND VALUES PROVIDED BY THIS GROUP VARIABLE UNIVERSAL LIFE INSURANCE POLICY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. FURTHERMORE, I UNDERSTAND THAT I AM SUBJECT TO INVESTMENT SUITABILITY TESTING AND MAY NOT BE ELIGIBLE FOR THIS PRODUCT BASED ON MY RESPONSES TO THE SUITABILITY QUESTIONS. I HAVE ANSWERED THE SUITABILITY QUESTIONS TO THE BEST OF MY ABILITY.

Any person who, with the intent to defraud of knowingly facilitates a fraud against an insurer, submits an applications or files a claim containing a false or deceptive statement, is guilty of insurance fraud.

-------------------------      -------         ----------------------------------         --------
EMPLOYEE'S SIGNATURE           DATE            SPOUSE'S SIGNATURE (IF APPLICABLE)         DATE


Please return the completed form to your employer. To keep your responses confidential, return this form in the envelope found in your enrollment kit.

Call 1-800-XXX-XXXX if you have any questions regarding this application.


                                                                  07-26-95

          MEDICAL UNDERWRITING CERTIFICATION AND DISCLOSURE STATEMENT

                           COLLECTION OF INFORMATION
In order to properly underwrite your insurance coverage, we must collect certain information about your physical condition.

You are the most important source of information about your own health and, to the degree it is possible, we will rely only on information obtained from you. If we do find we are required to contact medical professionals or institutions, we will contact you in order to obtain your authorization to seek this information, which would be collected through you by mail or from medical professionals directly to us.

                                   DISCLOSURE
Information about you is protected by privacy laws and will be released only in accordance with these laws. The only people who have access to the information are employees who service your policy or claim and those who have an insurance-related regulatory or legal need for the information. In other situations, we will ask you for written authorization to disclose information about you.

                             ACCESS AND CORRECTION
In most cases, the only information we will collect is provided by you. You are encouraged to keep a copy of all forms for your records. If we find it is necessary to contact medical providers or institutions with your permission, there are procedures by which you can obtain access to the personal information about you which we have collected. We have also established procedures by which you may request correction, amendment or deletion of any information in our files which you believe to be inaccurate or irrelevant. A description of these procedures will be sent to you on request.

                     ELIGIBILITY CRITERIA AND CERTIFICATION
You must certify that to the best of your knowledge all the information on the application form is true and complete and that you are actively at work (not disabled). The insurance you have selected for yourself will begin on the effective date, provided you are actively at work on that date. If you are not actively at work, the effective date of your personal coverage will be delayed until you are actively at work. If you are not actively at work, your dependents' coverage does not begin until you return to active status. Further, if any one of your dependents to be insured is not performing normal daily activities on the effective date and/or is hospitalized on that date, that dependent's effective date of coverage will be delayed until the date the dependent is no longer hospitalized and/or resumes normal daily activities.

Normal daily activities for a spouse and child are defined as follows:


SPOUSE: A spouse will not be deemed able to do normal tasks if he or she: (a) is hospitalized; and/or (b) is confined at home under the care of a medical doctor for sickness or injury; and/or (c) has had his or her level of activity significantly reduced so that he or she requires human supervision or assistance to perform any of the following Activities of Daily Living: mobility, transferring, feeding, dressing or toileting -- which another person of the same age and sex could normally perform; and/or (d) is receiving any disability benefits from any source due to any sickness or injury.

CHILD: A child will not be deemed able to do normal tasks if he or she: (a) is hospitalized; and/or (b) is confined at home under the care of a medical doctor for sickness or injury.

Hospitalized means inpatient confinement for hospital care, hospice, outpatient hospital care for chemotherapy or radiation therapy.

If you have any further questions about our privacy policy and practices, please write to:

                                     CIGNA
                         [GVUL Customer Service Center]
                                    [Street]
                             [City/State/Zip Code]


                                                                    07-26-95